[Company Letterhead]


                                     [Date]


[Name and Address of Participant]



     Re: TFH Logistics & Transportation Services, Inc. Retirement Plan (the "Plan")

Dear Plan Participant:

         The records of the Plan indicate that a portion of your account balance in the Plan is invested in common stock of TransFinancial Holdings, Inc. (the "Company"). The purpose of this letter is to describe the effect of the proposed merger of COLA Acquisitions, Inc. with and into the Company (the "Merger") on your Plan investment in Company common stock and to inform you of your right to direct the trustee of the Plan as to the manner in which the shares of Company common stock allocated to your account shall be voted with respect to the proposed Merger at the Special Meeting of the Stockholders of the Company to be held on December 28, 1999.

         We have enclosed a copy of the Proxy Statement describing the proposed Merger. Please carefully review this Proxy Statement before you decide how to vote.

         Effect of Merger on the Plan: If the Merger is approved by a majority of the outstanding shares of common stock of the Company, then the Plan trustee, Bankers Trust Company of Des Moines, will receive $6.03 for each share of Company common stock held by the Plan and your Plan account will be credited with your proportionate allocation of those cash proceeds. You will then be allowed to direct the investment of the cash proceeds credited to your account in the same manner that you currently direct your other Plan accounts.

         Voting Shares of Company  Common Stock  Allocated to Your Plan Account:
As a participant in the Plan, you are entitled to direct the Plan trustee how to vote the shares of the Company common stock allocated to your account at the December 28, 1999 special meeting. You may direct the Plan trustee to either (i) vote in favor of the Merger; (ii) vote against the Merger; or (iii) abstain from voting on the Merger.

         Please complete and sign the enclosed Voting Instruction Form and return it to Bankers Trust Company of Des Moines in the enclosed postage-paid envelope. Your voting instructions must be received by the Bankers Trust Company on or before December 24, 1999 to be effective.

          If your Voting Instruction Form is not received on or before the required date, or if you sign, date and return your Voting Instruction Form without indicating how you want to vote, the Retirement Committee will direct the Plan trustee how to vote the shares allocated to your Plan account.

         Please note that your individual voting instruction will be held in the strictest of confidence and will not be disclosed by the Plan trustee to your employer or any other person or entity.

         If you have any questions, please contact ____________________________.


                                Sincerely,



                                 [Insert Name of Retirement Committee Member]

                                 On behalf of the Retirement Committee of the TFH Logistics & Transportation Services, Inc. Retirement Plan

                                     VOTING
                                INSTRUCTION FORM

TO: Bankers Trust Company of Des Moines, as Trustee of the TFH Logistics & Transportation Services, Inc. Retirement Plan (the "Plan")

I acknowledge receipt of a copy of the notice and proxy statement for a special meeting of the stockholders of TransFinancial Holdings, Inc. (the "Company") to be held on December 28, 1999. The purpose of the special meeting is to consider and vote upon the proposed merger of the Company with COLA Acquisitions, Inc. pursuant to an Agreement and Plan of Merger between the Company and COLA Acquisitions, Inc. (the "Merger Agreement"). I instruct the Trustee to vote the shares of TransFinancial Holdings, Inc. common stock credited to my Plan accounts (the "Shares") as follows: (check the desired box)

|_|      FOR the Merger Agreement

|_|      AGAINST the Merger Agreement.

|_|      Abstain from voting upon the Merger Agreement

I UNDERSTAND THAT IF THIS SIGNED FORM IS NOT RECEIVED BY THE TRUSTEE ON OR BEFORE DECEMBER 24, 1999, OR IF I SIGN AND RETURN THIS FORM BUT LEAVE THE ABOVE BOXES BLANK, THEN THE RETIREMENT COMMITTEE FOR THE PLAN WILL DIRECT THE TRUSTEE HOW TO VOTE THE SHARES CREDITED TO MY ACCOUNTS AND WHETHER TO EXERCISE DISSENTERS' RIGHTS WITH RESPECT TO SUCH SHARES.

================================================================================

================================================================================

Signature:                                  Date:
         --------------------------------         ------------------------------
Print name & address:

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Area Code and
Telephone Number:                     Social Security Number:
                ---------------------                       --------------------


Please mail this form to the Trustee in the enclosed postage-paid envelope. DO NOT send it to TransFinancial Holdings, Inc. Your voting instructions will be held in strict confidence and will not be disclosed to your employer or any other person or entity.

To be effective, this Form must be received by the Trustee on or before December 24, 1999.